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                                                                     EXHIBIT 4.4












                              DXP ENTERPRISES, INC.

                         1999 EMPLOYEE STOCK BONUS PLAN























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                              DXP ENTERPRISES, INC.
                         1999 EMPLOYEE STOCK BONUS PLAN

         This DXP Enterprises, Inc. 1999 Employee Stock Bonus Plan (the "Plan") is adopted for the benefit of the employees of DXP Enterprises, Inc., a Texas corporation (the "Company") and its Affiliates. The Plan is intended to advance the interest of the Company by providing such employees with an additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.




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                              DXP ENTERPRISES, INC.

                         1999 EMPLOYEE STOCK BONUS PLAN

                                TABLE OF CONTENTS

                                                                                                                      Section
ARTICLE I - PLAN                                                                                                      -------
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                  Purpose...............................................................................................1.1
                  Effective Date of Plan................................................................................1.2

ARTICLE II - DEFINITIONS

                  Affiliate.............................................................................................2.1
                  Board of Directors....................................................................................2.2
                  Committee.............................................................................................2.3
                  Company...............................................................................................2.4
                  Employee..............................................................................................2.5
                  Fair Market Value.....................................................................................2.6
                  Outside Directors.....................................................................................2.7
                  Plan..................................................................................................2.8
                  Stock Agreement.......................................................................................2.9
                  Stock Purchase Price..................................................................................2.10
                  Stock.................................................................................................2.11
                  Stock Award...........................................................................................2.12
                  Voting Stock..........................................................................................2.13

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO STOCK AWARDS

                  Authority to Grant Stock Awards.......................................................................4.1
                  Dedicated Shares......................................................................................4.2
                  Requirements of Law...................................................................................4.3
                  Changes in the Company's Capital Structure............................................................4.4

ARTICLE V - STOCK AWARDS

                  Stock Awards..........................................................................................5.1
                  Stock Certificate.....................................................................................5.2
                  Rights as Stockholder.................................................................................5.3
                  Taxes.................................................................................................5.4

ARTICLE VI - ADMINISTRATION

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
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ARTICLE VII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII - MISCELLANEOUS

                  No Establishment of a Trust Fund......................................................................8.1
                  No Employment Obligation..............................................................................8.2
                  Forfeiture and Disgorgement of Profits ...............................................................8.3
                  Tax Withholding.......................................................................................8.4
                  Written Agreement.....................................................................................8.5
                  Indemnification of the Committee and the
                           Board of Directors...........................................................................8.6
                  Gender................................................................................................8.7
                  Headings..............................................................................................8.8
                  Other Compensation Plans..............................................................................8.9
                  Other Stock Awards....................................................................................8.10
                  Governing Law.........................................................................................8.11



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                                    ARTICLE I

                                      PLAN

        1.1 PURPOSE. The Plan is for employees (excluding executive officers) of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those employees with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

        1.2 EFFECTIVE DATE OF PLAN.  The Plan is effective December 22, 1999.

                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan.

        2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation of the Company. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

        2.3 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee of two or more individuals, as designated by the Board of Directors. The Committee shall comprise (a) solely at least two members who are Outside Directors or (b) the entire Board of Directors.

        2.4 "COMPANY" means DXP Enterprises, Inc., a Texas corporation.

        2.5 "EMPLOYEE" means a person employed or retained by the Company or any Affiliate to whom a Stock Award is granted.

        2.6 "FAIR MARKET VALUE" of the Stock as of any date means (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the National Association of Securities Dealers



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Automated Quotation National Market System (or successor system); or (c) if the
Stock is not listed on the National Association of Securities Dealers Automated Quotation National Market System (or successor system), the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee.

        2.7 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfied the criteria of section 162(m) of the Internal Revenue Code of 1986, as amended.

        2.8 "PLAN" means the DXP Enterprises, Inc. 1999 Employee Stock Bonus Plan, as set out in this document and as it may be amended from time to time.

        2.9 "STOCK AGREEMENT" means an agreement between the Company or any Affiliate and the Employee pursuant to which the Employee receives a Stock Award subject to Article V.

        2.10 "STOCK PURCHASE PRICE" means the purchase price, if any, per share of Stock subject to an Award. The Stock Purchase Price shall be the Fair Market Value of the Stock on the date of the Stock Award.

        2.11 "STOCK" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

        2.12 "STOCK AWARD" means an award of Stock.

        2.13 "VOTING STOCK" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors of the Company, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.


                                   ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Stock Awards shall be those Employees, other than executive officers, of the Company or any of its Affiliates as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Stock Award under the Plan.








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                                   ARTICLE IV

                   GENERAL PROVISIONS RELATING TO STOCK AWARDS

         4.1 AUTHORITY TO GRANT OPTIONS AND STOCK AWARDS. The Committee may grant to those Employees, other than Employees who are executive officers of the Company, as it shall from time to time determine, Stock Awards under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Stock Award to be granted to an Employee shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Stock Awards may be granted under the Plan shall be 60,000. The shares may be treasury shares or authorized but unissued shares.

        4.3 REQUIREMENTS OF LAW. The Company shall not be required to issue any Stock under any Stock Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, pursuant to any Stock Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Stock Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to a Stock Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law.

        4.4 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                    ARTICLE V

                                  STOCK AWARDS

        5.1 STOCK AWARDS. The Committee may issue shares of Stock to an eligible Employee, subject to the terms of a Stock Agreement. The Stock may be issued for no payment by the Employee or for a payment below the Fair Market Value on the date of grant. Stock will be subject to immediate vesting upon grant of the Stock Award. The Committee shall determine the number of shares, the price, if any, of Stock included in a Stock Award, and the other terms and provisions which are included in a Stock Agreement.
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        5.2 STOCK CERTIFICATE.  Shares of Stock shall be registered in the name of the Employee receiving the Stock Award.

        5.3 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Employee receiving a certificate for Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Stock Award, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Stock in cash or property other than stock in the Company or rights to acquire stock in the Company shall be paid to the Employee currently. Dividends paid in stock in the Company or rights to acquire stock in the Company shall be added to and become a part of the Stock.

        5.4 TAXES. By accepting a Stock Award and executing a Stock Agreement, the Employee agrees to remit when due any federal and state income and employment taxes required to be withheld or to satisfy this obligation in a manner acceptable to the Committee.


                                   ARTICLE VI

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan or Stock Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed and dated by all of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the Employees to whom and the time or times at which Stock Awards will be made,

                  (b) determine the number of shares and the purchase price of Stock covered in each Stock Award, subject to the terms of the Plan,

                  (c) determine the terms, provisions and conditions of each Stock Award, which need not be identical,

                  (d) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

                  (e) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
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                                   ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

        8.2 NO EMPLOYMENT OBLIGATION. The granting of any Stock Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that a Stock Award has been granted to him.

        8.3 FORFEITURE AND DISGORGEMENT OF PROFITS. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Employee, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Employee shall forfeit all outstanding Stock Awards pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Employee's ownership of stock or securities of any publicly traded corporation, if that ownership does not result in effective control of the corporation.

         The decision of the Committee as to the cause of the Employee's discharge, the damage done to the Company or an Affiliate, and the extent of the Employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

        8.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant of a Stock Award. In the alternative, the Company may require the Employee to



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pay the sum directly to the employer corporation. If the Employee is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days of the grant of the Stock Award. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

        8.5 WRITTEN AGREEMENT. Each Stock Award shall be embodied in a written Stock Agreement which shall be subject to the terms and conditions of the Plan and shall be signed (i) by the Employee and (ii) by a member of the Committee on behalf of the Committee and the Company, or by an executive officer of the Company. The Stock Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

        8.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee or the Board, whether or not he continues to be a member of the Committee or the Board or both at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of Committee or the Board. However, this indemnity shall not include any expenses incurred by any member of the Committee or the Board in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee and the Board unless within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board and shall be in addition to all other rights to which a member of the Committee and the Board may be entitled as a matter of law, contract, or otherwise.

        8.6 GENDER. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

        8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

        8.8 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees, consultants and advisors of the Company or any Affiliate.

        8.9 OTHER STOCK AWARDS. The grant of a Stock Award shall not confer upon the Employee the right to receive any future or other Stock Awards under the Plan, whether or not Stock Awards may be



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granted to similarly situated Employees, or the right to receive future Stock
Awards upon the same terms or conditions as previously granted.

        8.10 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.